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EXHIBIT 12 - STATEMENT RE:  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


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                                                                                              ACTUAL
                                                                  -------------------------------------------------------------
                                                                  JUNE 30,                         DECEMBER 31,
                                                                    2002        2001        2000       1999      1998      1997
                                                                    ----        ----        ----       ----      ----      ----
FIXED CHARGES:

Interest                                                            36,467      72,886     83,661     53,100    36,573    33,070
Amortization of debt discount and premium and issuance expense       3,044       6,006      4,708      2,147     1,554     2,913
Capitalized interest                                                    63         259        496         --        --        --
Interest portion of rental expense                                   1,238       3,376      3,678      2,664     3,061     1,179
                                                                  --------    --------    -------    -------    ------    ------

Fixed Charges                                                       40,812      82,527     92,543     57,911    41,188    37,162

EARNINGS:

Consolidated pre-tax income from continuing operations             (41,553)    (45,213)    34,746     61,997    25,546    34,976
Fixed charges                                                       40,812      82,527     92,543     57,911    41,188    37,162
Capitalized interest                                                   (63)       (259)      (496)         0         0         0
                                                                  --------    --------    -------    -------    ------    ------

Earnings                                                              (804)     37,055    126,793    119,908    66,734    72,138
                                                                  --------    --------    -------    -------    ------    ------

RATIO OF EARNINGS TO FIXED CHARGES                                   (0.02)       0.45       1.37       2.07      1.62      1.94
                                                                  ========    ========    =======    =======    ======    ======

AMOUNT DEFICIENT                                                  $(41,616)   $(45,472)       N/A        N/A       N/A       N/A

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                                                                         PRO-FORMA
                                                                  -----------------------
                                                                  JUNE 30,   DECEMBER 31,
                                                                    2002         2001
                                                                    ----         ----
FIXED CHARGES:

Interest                                                            29,482       87,164
Amortization of debt discount and premium and issuance expense       3,044        5,614
Capitalized interest                                                    63          259
Interest portion of rental expense                                   1,238        3,376
                                                                  --------     --------

Fixed Charges                                                       33,827       96,413

EARNINGS:

Consolidated pre-tax income from continuing operations             (57,556)     (35,307)
Fixed charges                                                       33,827       96,413
Capitalized interest                                                   (63)        (259)
                                                                  --------     --------

Earnings                                                           (23,792)      60,847
                                                                  --------     --------

RATIO OF EARNINGS TO FIXED CHARGES                                   (0.70)        0.63
                                                                  ========     ========

AMOUNT DEFICIENT                                                  $(57,619)    $(35,566)

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